Exhibit 5

                           RICHARDS, LAYTON & FINGER
                           A PROFESSIONAL ASSOCIATION
                               ONE RODNEY SQUARE
                             920 NORTH KING STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 651-7700
                               FAX (302) 651-7701
                                  WWW. RLF.COM



                                  May 31, 2007



Franklin Resources, Inc.
One Franklin Parkway
San Mateo, California 94403

Ladies and Gentlemen:

            We are acting as special Delaware counsel to Franklin Resources, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") by the Company with the U.S. Securities and Exchange Commission regarding the registration of an additional 4,000,000 shares of common stock of the Company, par value $0.10 per share (the "Common Stock"), and an indeterminate number of related plan interests, under the Franklin Resources, Inc. 1998 Employee Stock Investment Plan, as amended and restated (the "Plan"). In this connection you have requested our opinion as to certain matters under Delaware law.

            For the purpose of rendering our opinions as expressed herein, we have been furnished and have reviewed the following documents:

            (i) the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the "Secretary of State") on November 28, 1969, as amended by the Certificate of Designations of the Company, as filed with the Secretary of State on December 11, 1972, as further amended by the Certificate of Correction of the Company as filed with the Secretary of State on December 14, 1972, as further amended by the Certificate of Change of Agent of the Company as filed with the Secretary of State on March 2, 1973, as further amended by the Certificates of Reduction of the Company as filed with the Secretary of State on July 31, 1973, May 2, 1974, and December 16, 1974, respectively, and as further amended by the Certificates of Amendment of the Company, as filed with the Secretary of State on March 1, 1985, April 1, 1987, February 2, 1994 and February 4, 2005, respectively, (collectively, the "Certificate of Incorporation");

            (ii) the Amended and Restated Bylaws of the Company adopted on October 11, 2005 (the "Old Bylaws");

            (iii) the Amended and Restated Bylaws of the Company adopted on December 13, 2006 (the "Bylaws");

            (iv) a certificate of an officer of the Company, dated the date hereof, as to certain matters;


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Franklin Resources, Inc.
May 31, 2007
Page 2

            (v)   the Plan;

            (vi) the resolutions of the Board of Directors of the Company (the "Board") adopted at the meeting of the Board of Directors held on December 13, 2006 (collectively, the "Board Resolutions");

            (vii) the resolutions of the stockholders of the Company adopted at the January 27, 2007 annual meeting of stockholders (the "Stockholder Resolutions"); and

            (viii) a certificate of the Secretary of State, dated the date hereof, as to the good standing of the Company.

            With respect to the foregoing documents, we have assumed: (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; and (d) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions as expressed herein. We have not reviewed any document other than the documents listed above for purposes of rendering our opinions as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. In addition, we have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents furnished for our review as listed above, the statements of facts and factual information set forth in said documents, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

            In addition to the foregoing, for purposes of rendering our opinions as expressed herein, we have assumed:

            (1) that the Company has, and at all relevant times will have, sufficient authorized but unissued shares of Common Stock available for issuance pursuant to the Plan which have not been subscribed for, reserved for other issuance or otherwise committed for issuance;

            (2) that (i) if the shares of Common Stock issued pursuant to the Plan are certificated, a stock certificate or stock certificates representing the shares of Common Stock issued pursuant to the Plan have been, or will be, duly completed, executed and delivered by officers of the Company who are authorized to do so under the General Corporation Law of the State of Delaware (the "General Corporation Law") and such stock certificate or stock certificates will be imprinted with the statement required by Section 151(f) of the General Corporation Law and (ii) if the shares of Common Stock issued pursuant to the Plan are uncertificated, then a written notice containing the information

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Franklin Resources, Inc.
May 31, 2007
Page 3


required by Section 151(f) of the General Corporation Law has been, or will be, duly delivered to the record owner of such shares;

            (3) that the issuance of the shares of Common Stock issued pursuant to and in accordance with the Plan has been, or will be, duly recorded in the stock ledger of the Company at the time of such issuance; and

            (4) that the shares of Common Stock to be issued pursuant to the Plan will be issued in accordance with the Plan and that the Purchase Price (as defined in the Plan) will never be less than the par value of a share of Common Stock.

            Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate to render our opinion as expressed herein, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that:

            1. The 4,000,000 shares of Common Stock being registered for sale pursuant to the Registration Statement have been duly authorized and, when issued and delivered upon receipt by the Company of consideration constituting lawful consideration under Delaware law in accordance with the Plan, will be validly issued, fully paid and non-assessable.

            2. The Plan has been duly authorized by all necessary corporate action on the part of the Company, and the Plan constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with the terms of the Plan.

            The foregoing opinions are subject to the following limitations, exceptions and qualifications:

            A. We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware currently in effect, and we have not considered and express no opinion on the effect of the laws of any other state or jurisdiction, including state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body. In addition, we have not considered and express no opinion as to the applicability of or any compliance with the Delaware Securities Act, 6 Del. C. ss. 7301 et seq., or any rules or regulations promulgated thereunder.

            B.    Our opinion as set forth in paragraph 2 above is subject to
(i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally,
(ii) principles of equity, including principles of commercial reasonableness, good faith and fair dealing and the applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the discretion of the court before which any proceeding in respect of the Plan or the transactions contemplated thereby may be brought.


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Franklin Resources, Inc.
May 31, 2007
Page 4


            The foregoing opinion is rendered solely for your benefit in connection with the matters addressed herein and, without our prior written consent, may not be relied upon by you for any other purpose or be furnished or quoted to, or be relied upon by, any other person or entity for any purpose. We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                          Very truly yours,

                                     /s/ Richards, Layton & Finger, P.A.